                       TRANSPONDER AND SERVICES AGREEMENT

This Agreement (the "Agreement") is made and entered into as of July 14, 2005
(the "Effective Date") by and between FIRESTONE COMMUNICATIONS, INC. ("FCI"), a
Delaware corporation whose principal place of business is located at 6125
Airport Freeway, Fort Worth, Texas 76117 and THE DOCUMENTARY CHANNEL. ("DOC"), a
Delaware corporation whose principal place of business is located at 142 8th
Avenue North, Nashville, TN 37203-3706.

                                    RECITALS
                                    --------

     WHEREAS, FCI currently leases certain non-preemptible C-band transponder capacity, transponder 18, (the "Transponder") on the Intelsat America 13
satellite at 121 (degree) W.L. ("the Satellite") from Intelsat Corporation, pursuant to a Intelsat Segment Service Agreement, including the Terms and
Conditions, for the end of life of the satellite in the year 2018.

     WHEREAS, DOC desires to receive, and FCI is willing to provide to DOC, a portion of the Transponder Capacity (as defined below).

     WHEREAS, in addition to the Transponder Capacity sublease, FCI and/or its affiliates will provide other services (the "Services") to DOC as set forth herein.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration received and acknowledged, and pursuant to the terms and conditions set forth herein, including those defined herein, FCI and DOC hereby agree as follows:

                                      TERMS

1. Sublease; Terms and Conditions; Services.
--------------------------------------------

     (i) During the Term (as defined below), FCI shall provide transmission service for one (1) channel located on the Transponder (such channel being the
"Transponder Capacity") to DOC in accordance with the terms and provisions of this Agreement. FCI shall provide the Transponder Capacity according to the technical specifications set forth on Exhibit 1.

     (ii) FCI shall provide Services according to specifications set forth on
Exhibit 1.

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2. Sublease and Services Term.
------------------------------

     Unless otherwise terminated earlier in accordance with this Agreement, the term of this Agreement for Services described in Exhibit "1" and in sections (i)
and (ii) shall commence on the Effective Date and terminate thirty-six (36)
months after the Service Date (as defined in Exhibit 2).

3. Service Fee
--------------

     (i) Subject to Section 4 hereof, in consideration for the sublease and
Services set forth in Section 1, DOC shall pay to FCI a monthly payment (the
"Service Fee") in accordance with Exhibit 2. Payment shall be due on the last day of each month in advance of the following month.

     (ii) Any taxes, duties, or other fees levied on the sublease or Services or the facilities used to provide the sublease or Services, including real, income and personal property taxes, are the sole responsibility of FCI.

4. Outage Credits
-----------------

     (i) In the event of any system wide interruption in the signal (an
"Outage") for more                , then FCI shall grant DOC an Outage credit
based on the amount of Service Fee and the length of the Outage, calculated pursuant to the equation below. Unless this Agreement is terminated in accordance with Section 6, any Outage credit shall be applied to the next succeeding monthly billing to DOC and shall not in any case exceed such monthly billing amount.

                                                     Service Fee
Outage Credit = Length of Outage (in minutes) X ----------------------
                                                 43,800 minutes/month

5. Representations and Warranties
---------------------------------

     (i) FCI and DOC both warrant and represent that they have the right and power to enter into and fully perform the obligations of this Agreement. The parties warrant that fulfillment of such obligations will not constitute a material violation of any existing applicable law, rules, regulation or order of any governmental authority.

     (ii) DOC represents that, through its affiliated companies, it will provide a 24-hour per day broadcast presenting professionally created programming and represents that none of the programming contains material that may be deemed by the FCC or other governmental agencies as illegal, obscene in nature to the extent that it may result in FCI being fined for providing its services to DOC.

6. Termination.
---------------

     (i) In the event that either party materially defaults in the performance of any of its duties or obligations set forth in this Agreement and such default is not cured within thirty (30) days after written notice is given to the defaulting party specifying the default then the party not in default may, by giving written notice thereof to the defaulting party,

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terminate this Agreement as of a date specified in such notice of termination, such date to be determined in the sole discretion of the non-defaulting party.

     (ii) Notwithstanding anything herein and in addition to all other remedies
FCI may have, in the event that DOC does materially breach this Agreement, including the failure to pay Service Fees, and such default is not cured within thirty (30) days, FCI may immediately cancel this Agreement and recover from DOC
and amount equal to      of remaining unpaid Service Fees computed as if this
Agreement remained in effect for twelve months, or unpaid Service Fees for the balance of the Term, whichever is less. Upon any termination pursuant to this
Section 6(ii), FCI shall be immediately entitled to the Transponder Capacity.

     (iii) If, during the Term, (a) an Outage occurs for a period longer measured in accordance with Section 4(i) hereof and no backup protection is provided by FCI in accordance with Section 4 then DOC may immediately terminate this Agreement upon written notice to FCI, and be relieved of any and all obligations herein.

     (iv) Upon any termination of the Agreement pursuant to Section 6(iii), all payment obligations of DOC hereunder shall cease. FCI shall promptly remit to
DOC a company check in the amount of any Outage Credit to which DOC may be entitled under Section 4(i), but in no event later than 30 days following the date of the termination of this Agreement.

7. Indemnifications and Limitation of Liability
-----------------------------------------------

     (i) Each party agrees to indemnify and hold the other party, its parents, employees, agents and affiliates harmless from all claims, damages, liabilities, costs and expenses (including reasonable attorney's fees) for any third party claim arising from services being performed in any manner contrary to or in conformity with the terms of this Agreement.

     (ii) FCI agrees to indemnify and hold DOC and DOC'S respective officers, directors, employees, agents and affiliates harmless from all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) for any third party claim (including a claim by Intelsat) arising from the breach by FCI of any term, condition, representation, warranty, covenant or agreement set forth in the Intelsat Agreement, unless such breach is caused directly as a result of the gross negligence or willful misconduct of DOC.

     (iii) DOC agrees to indemnify and hold FCI and FCI's respective officers, directors, employees, agents and affiliates harmless from all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) for any third party claim arising from the programming or content of the DOC network.

     (iv) In connection with any claim or action described in this Section 7, the party seeking indemnification (a) will give the indemnifying party prompt written notice of the

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claim, (b) will cooperate with the indemnifying party (at the indemnifying party's expense) in connection with the defense and settlement of the claim, and
(c) will permit the indemnifying party to control the defense and settlement of the claim, provided that the indemnifying party may not settle the claim without the indemnified party's prior written consent (which will not be unreasonably withheld). Further, the indemnified party (at its cost) may participate in the defense and settlement of the claim.

     (v) Notwithstanding anything to the contrary contained herein, in no event shall either party be liable for any incidental, consequential, special or punitive damages, whether foreseeable or not, whether or not caused by such party. FCI makes no warranty, express or implied, to any other person concerning the transponder durability, capacity, or dependability other than described in this Agreement.

     (vi) The liability of FCI arising out of the furnishing of the Services including, but not limited to, mistakes, omissions, interruptions, delays, errors or other defects or representations arising out of the failure to furnish the service, and whether caused by acts of commission or omission, shall be limited solely to the allowances for interruptions set forth in Section 4(i).

8. Notice
---------

Notices under this Agreement shall be by overnight courier, certified mail return receipt requested, or telecopy with receipt confirmed, as follows:

        IF TO DOC:
              THE DOCUMENTARY CHANNEL
              142 8TH AVENUE NORTH
              NASHVILLE, TN 37203-3706
              ATTN: TOM NEFF
              PHONE: 615-514-2110
              FAX: 615-514-2111

        IF TO FCI:
              FIRESTONE COMMUNICATIONS, INC.
              6125 AIRPORT FREEWAY
              FORT WORTH, TEXAS 76117
              ATTN: MICHAEL G. FLETCHER
              PHONE: 817-222-1234
              FAX: 817-222-0613

9. Miscellaneous:
-----------------

     (i) Entire Agreement. This Agreement and the Exhibits attached hereto contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties with respect to those matters.

     (ii) Governing Law: Jurisdiction. This agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Texas
(without regard

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to conflicts of law principles for such state) and is subject to applicable provisions of the communications act of 1934, as amended, and applicable rules, regulations and orders of the Federal Communications Commission.

     (iii) Amendment; Waiver. No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Any party may waive compliance by another with any of the provisions of this Agreement. No waiver of any provision hereof shall be construed as a waiver of any other provision or subsequent breach. Any waiver must be in writing. The failure of any party hereto to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity hereof or any part hereof or the right of any party thereafter to enforce each and every such provision.

     (iv) Severability. If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be of no force and effect, but the illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     (v) Force Majeure. Neither of the parties shall be liable to the other for any failure or delay of performance of its obligations hereunder which is due to circumstances beyond its reasonable control, that is not reasonably foreseeable, including without limitation, civil commotion, war, act of public enemy, order of government, strike or labor dispute; any failure or degradation in performance of the Satellite(s) or transponders on such satellites (as applicable) or of a mechanical failure to any scrambling/descrambling equipment or any other equipment owned or maintained by DOC, FCI or a local operator; any failure at the origination and uplinking center used by FCI, collectively a force majeure, ("Force Majeure"). Each party shall use its commercially reasonable efforts to minimize the duration and consequences of any Force
Majeure. If the Force Majeure Event continues in duration for a period of thirty
(30) consecutive days, either party shall have the right to immediately terminate this Agreement without liability.

     (vi) Relationship of the Parties. Each party is performing pursuant to this
Agreement only as an independent contractor and nothing set forth herein shall be construed to create any principal/agent relationship, joint venture or other similar relationship between the parties.

     (vii) Public Statements; Confidentiality. Except as reasonably required in the ordinary course of business, neither party shall make any public statements concerning the existence or provisions of this Agreement or the relationship between the parties without the express prior written consent of the other party. Each party hereby agrees that all nonpublic, proprietary and confidential information communicated to the other party, whether before or after the
Execution Date, was received in the strictest confidence, shall be used only for the purposes set forth in this Agreement and, for a period of one (1) year after the termination date of this Agreement, shall not be disclosed by such party without the prior written consent of the other party, except by reason of legal, accounting or

                                   Page 5 of 8

regulatory requirements beyond the reasonable control of the disclosing party;
provided that such disclosing party shall provide notice to the non-disclosing party prior to such disclosure and shall assist in efforts to limit the disclosure of such information.

     (viii) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and each party thereto may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.
The exchange (by facsimile) of facsimile copies of executed counterparts of this
Agreement shall be deemed execution and delivery thereof, provided that receipt of such facsimile is confirmed in writing. Original copies shall follow by documented overnight delivery.

IN WITNESS WHEREOF, FCI and DOC have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the date first written above.

FIRESTONE COMMUNICATIONS, INC.

BY: /s/ Michael G. Fletcher
    -------------------------------
    MICHAEL G. FLETCHER
    PRESIDENT

THE DOCUMENTARY CHANNEL

BY: /s/ Tom Neff
    -------------------------------

BY: /s/ Jimmy Holcomb
    -------------------------------

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                                    EXHIBIT 1

                        FCI SERVICES AND DOC REQUIREMENTS
                        ---------------------------------

1. FCI Services
---------------

FCI shall employ and maintain an adequate and competent staff of employees and/or independent contractors, sufficient for the performance of this
Agreement.

Beginning upon the service date of this Agreement, FCI shall provide to DOC the following services described below in sections (i) and (ii) for the full term of thirty-six (36) months as described in Section Two of this Agreement.

        (i) Space Segment

                (a) C-band satellite non-preemptible transponder capacity of approximately 4.5 MHz, on transponder 18, on the Intelsat 13 spacecraft located at 121 (degree) W.L. (unless otherwise
                mutually agreed to by both parties) on a full-time (24X7) basis.

        (2) Uplink Services

                (a) FCI shall supply one (1) 4:2:0 video channel encoded using the Scientific Atlanta encoding and statistical multiplexing system at a variable bit rate not to exceed five (5) megabits per second and not to fall below four (4) megabits per second.

                (b) C-band digital uplink services from its facility located in
                Ft. Worth, Texas to Intelsat America 13, transponder 18.

                (c) FCI will provide, upon request, encryption of the DOC
                programming. FCI does charge     .

2. Technical Specifications
---------------------------

        (a) The transponder and technical performance criteria are more fully described in the Intelsat Agreement and this Agreement is subject to the terms and conditions of the Intelsat Agreement.

        (b) The technical specifications of this agreement that are not subject to the Intelsat Agreement may be changed only by mutual agreement of FCI and DOC.

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                                    EXHIBIT 2

                              SERVICE FEE SCHEDULE
                              --------------------

1. Service Fee
--------------

DOC shall pay to FCI a monthly payment (the "Service Fee") for items (i) and
(ii) in Section 1 of Exhibit One as follows:

2. Service Date
---------------

        (a) The first month for which services are to be provided and for which shall constitute Month #1 shall be no later than December 2005 ("Service
        Date").

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